EXHIBIT 10.3

Revised Compensatory Arrangement for Robert W. Zaist

"On July 20, 2011, Mr. Robert W. Zaist was named President of our Energy & Constructions business and his annual base salary increased to $560,000 in light of his assumption of expanded responsibilities."

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